                     AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT dated as of this 13 day of July, 2006, to the Custody Agreement, dated as of November 10, 2005 (the "Agreement"), is entered by and between each corporation and business trust listed in Exhibit A (the "REGISTRANT"), on behalf of each series of stock issues that is shown on Exhibit A, each of which is a separate mutual fund (the "FUND") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "CUSTODIAN").

                                  RECITALS

         WHEREAS, the parties have entered into a Custody Agreement, and

         WHEREAS, The Registrants and the Custodian desire to amend said Agreement; and

         WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

         NOW THEREFORE, the parties agree as follows:

         Exhibit A, the list of Registrant of the Agreement, is hereby superseded and replaced with Exhibit A attached hereto.

         Exhibit C, the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit C attached hereto.

Except, to the extent amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

REGISTRANT                                U.S. BANK, N.A.

By:           /s/ Leslie L. Ogg           By:           /s/ Michael R. McVoy
              -----------------                         --------------------
Printed Name:     Leslie L. Ogg           Printed Name:     Michael R. McVoy

Title:            Vice President          Title:            Vice President

                                  EXHIBIT A
                          TO THE CUSTODY AGREEMENT

                                 REGISTRANT

RIVERSOURCE TAX-EXEMPT SERIES, INC. (AS OF APRIL 21, 2006)

         RiverSource Intermediate Tax-Exempt Fund
         RiverSource Tax-Exempt Bond Fund

RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC. (AS OF APRIL 21, 2006)

         RiverSource Tax-Exempt Money Market Fund

RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST (AS OF APRIL 21, 2006)

         RiverSource California Tax-Exempt Fund

RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST (AS OF APRIL 21, 2006)

         RiverSource Massachusetts Tax-Exempt Fund
         RiverSource Michigan Tax-Exempt Fund
         RiverSource Minnesota Tax-Exempt Fund
         RiverSource New York Tax-Exempt Fund
         RiverSource Ohio Tax-Exempt Fund

RIVERSOURCE HIGH YIELD INCOME SERIES, INC. (AS OF APRIL 21, 2006)

         RiverSource High Yield Bond Fund

RIVERSOURCE DIVERSIFIED INCOME SERIES, INC. (AS OF APRIL 21, 2006)

         RiverSource Diversified Bond Fund

RIVERSOURCE INCOME SERIES, INC. (AS OF APRIL 21, 2006)

RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC. (AS OF APRIL 21, 2006)

         RiverSource Tax-Exempt High Income Fund

                                  EXHIBIT C
                                  ---------

                          TO THE CUSTODY AGREEMENT

                                FEE SCHEDULE

                  U.S. BANK INSTITUTIONAL CUSTODY SERVICES

                        DOMESTIC CUSTODY FEE SCHEDULE

                          PREPARED FOR: REGISTRANTS

U.S. Bank Institutional Custody Services, as Custodian, will receive quarterly compensation for services according to the terms of the following schedule:

I.    DOMESTIC MARKET VALUE FEE

II.   First  500,000,000                                        1.00 b.p.
III.  Next 2,000,000,000                                         .50 b.p.
IV.   Next 2,500,000,000                                         .45 b.p.
V.    Balance                                                    .30 b.p.

ISSUE HOLDING FEE

Total Book Entry Holdings                                       $15.00/assets
Total Physical Holdings                                         $30.00/assets

II.   PORTFOLIO TRANSACTION FEE PER TRANSACTION OR ACCOUNT

      (a)  Book entry transaction processed through
           DTC or Federal Reserve                                   $15.00
      (b)  Physical transaction processed through our
           New York custodian                                       $30.00
      (d)  Disbursement/Wire/DDA                                    $10.00
      (e)  Flat fee (per open account, currently 38 accounts)       $125.00/qtr

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange.

III.  OUT-OF-POCKET EXPENSES

The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.